EXHIBIT (24)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, JAMES J. SEIFERT and MICHAEL C. MCCORMICK, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to (1) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and any and all amendments thereto, (2) a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 of the Corporation’s debt securities, and any and all amendments thereto, and (3) a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of 1,500,000 shares of the Corporation’s common stock, $1.00 par value per share, and preferred stock purchase rights associated with the common stock, being registered pursuant to the Ecolab Stock Purchase Plan, and any and all amendments thereto, provided that, in each case, the report, registration statements, and amendments, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 25th day of February, 2011.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Joel W. Johnson
Joel W. Johnson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/C. Scott O’Hara
C. Scott O’Hara

/s/Victoria J. Reich
Victoria J. Reich

/s/John J. Zillmer
John J. Zillmer